Exhibit (28)(h)(1)(iii)

NINETEENTH AMENDMENT TO THE
EA SERIES TRUST

TRANSFER AGENT SERVICING AGREEMENT

This Nineteenth Amendment, effective as of the last date on the signature block, to the Transfer Agent Servicing Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between EA Series Trust (f/k/a Alpha Architect ETF Trust), a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the Trust desires to update the name of the Trust; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	Effective April 19, 2022, Alpha Architect ETF Trust was renamed to EA Series Trust.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

EA SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Patrick Cleary	By:	/s/ Gregory Farley

Name:	Patrick Cleary	Name:	Gregory Farley

Title:	Chief Compliance Officer	Title:	Senior Vice President

Date:	6/16/2022	Date:	6/16/2022

Exhibit A to the

EA Series Trust

Transfer Agent Servicing Agreement

Separate Series of EA Series Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF
Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF
Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF
Gadsden Dynamic Multi-Asset ETF
Merlyn.AI Bull-Rider Bear-Fighter ETF
Merlyn.AI Tactical Growth and Income ETF
Merlyn.AI SectorSurfer Momentum ETF
UPHOLDINGS Compound Kings ETF

Merlyn.AI Best-of-Breed Core Momentum ETF
Freedom Day Dividend ETF

Sparkline Intangible Value ETF

Viridi Clean Energy Crypto Mining & Semiconductor ETF
The Discipline Fund ETF

Generation Z ETF

Guru Favorite Stocks ETF
ROC ETF

Relative Sentiment Tactical Allocation ETF
Argent Mid Cap ETF

AOT Growth and Innovation ETF